UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Csquare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-0679216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Olympus Blvd., Suite 510 Coppell, TX	75019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-296826

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Csquare, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-296826) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2026 and amended on June 25, 2026 and July 6, 2026 (as amended from time to time, the “S-1 Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, and such prospectus shall be deemed to be incorporated herein by reference.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 15, 2026

CSQUARE, inc.

By:	/s/ Catherine Smith
Name: Catherine Smith
Title: Chief Legal and Administrative Officer and Corporate Secretary